UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  March 15, 2005 (March 9, 2005)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdictionof Incorporation)

                                  1-804                                                                13-1885030

                   (Commission File Number)                                  (IRS Employer Identification No.)

       200 Park Avenue, New York, New York                                                           10166

         (Address of Principal Executive Offices)                                                          (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

            On March 9, 2005, the Audit Committee of the Board of Directors (the “Audit Committee”) of Sequa Corporation (the “Company”) approved the earnings per share number used to determine the awards for 2004 under the Company’s Management Incentive Bonus Programs (the “MIBPs”).  In addition, the Audit Committee approved the earnings per share numbers to be used to determine the targets for awards under the MIBPs for 2005.  The 2004 awards and the targets for 2005 had been previously approved by the Compensation Committee of the Board, subject to the approval of the Audit Committee of the earnings per share numbers.

            The amounts of the 2004 awards made to the named executive officers are as follows:  Norman Alexander, Executive Chairman, $1,538,745, Martin Weinstein, Vice Chairman and Chief Executive Officer, $474,296, John J. Quicke, former Vice Chairman and Executive Officer, $628,290, Robert F. Ellis, Senior Vice President, Specialty Chemicals, ,150,120 (which is equivalent to US$282,721 at an exchange rate of 1.8833), and Gerard Dombek, Senior Vice President, Metal Coating, $282,555.  Annual bonuses are paid to the named executive officers in 2005 for performance during 2004.

            The targets established for the award of bonuses under the MIBPs to the named executive officers with respect to performance during 2005 are as follows:

Potential Percentage of Salary payable as bonus under the MIBPs -

PARTICIPANTS in the MIBP for Corporate Executive Officers	BELOW 85% OF BUDGETED EPS	MINIMUM COMPANY FINANCIAL PERFORMANCE (85% OF BUDGETED EPS)	PAR COMPANY FINANCIAL PERFORMANCE (100% OF BUDGETED EPS)	OUTSTANDING COMPANY FINANCIAL PERFORMANCE (150% OF BUDGETED EPS)
Executive Chairman	0	32.5%	65.0%	97.5%
Vice Chairman and Chief Executive Officer	0	25.0%	50.0%	85.0%

The total bonuses paid under the aggregate of the MIBP for Corporate Executive Officers and the MIBP for Corporate Non-Executive Officers and Corporate Staff is limited to 10% of the consolidated pre-tax earnings from continuing operations before deduction for such bonuses.

PARTICIPANTS in the MIBP for Operating Divisions	BELOW 85% OF BUDGET	Minimum Bonus Level(1) (85% of Plan)	Target Bonus Level (“Par” Performance) (Plan)	Maximum Bonus Level (120% of Plan)
Business Unit Heads who participate in the Long Term Incentive Plan (2)	0	20%	40%	80%

(1) Assumes 85% achievement of the Operating Profit financial target.  The bonus pool from which bonuses will be paid to each participant will be calculated based upon the overall financial performance -- Operating Profit, Return on Net Assets ("RONA") and Sales Growth -- of the division.  No points for RONA or Sales Growth are recognized for purposes of granting a bonus award unless Minimum Operating Profit is achieved.  The total bonuses paid to each Group or Division under the MIBP for Operating Divisions will not exceed 10% of operating profit of the Group/Division before deduction for the accrued bonus pool.

(2) Includes the Senior Vice President, Specialty Chemicals and the Senior Vice President, Metal Coating.

PARTICIPANTS IN THE MIBP FOR CORPORATE NON-EXECUTIVE OFFICERS AND CORPORATE STAFF WHO PARTICIPATE IN THE LONG TERM INCENTIVE PLAN (3)	MINIMUM FINANCIAL PERFORMANCE (85% of BUDGETED EPS)	PAR FINANCIAL PERFORMANCE (100% OF BUDGETED EPS)	OUTSTANDING FINANCIAL PERFORMANCE (150% OF BUDGETED EPS)
Company Financial Performance Points	15.0 points	30.0 points	60.0 points
Personal Performance Points	5.0 points	From 5.0 points to 10.0 points	From 5.0 points to 20.0 points
Total Percentage of Base Salary Payable as Bonus (Company Financial Performance plus Personal Performance)	20% of Base Salary	40% of Base Salary	80% of Base Salary

(3) Includes several executive officers of the Company as defined in the rules and regulations of the Securities Exchange Act of 1934, as amended.

Note:  The above chart assumes that the MIBP participant has achieved the required minimum personal performance rating of 5.0 points, without which no bonus award under this plan shall be payable.  Each point is equal to one percentage point of base salary.  Numbers are to be interpolated between categories on a straight line basis.  Points that fall between two categories are calculated on a straight arithmetic basis (i.e., if the financial results fall midway between minimum and par, 22.5 financial points will be awarded; likewise, in that situation, no more than 7.5 personal points can be awarded, regardless of actual performance).

The Long Term Incentive Plan has not yet been finalized.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        SEQUA CORPORATION

                                                                        By: /s/ Martin Weinstein

                                                                              Martin Weinstein

                                                                              Vice Chairman and Chief Executive Officer

Dated:  March 15, 2005